UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Franklin Street Properties Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Franklin Street Properties Corp.

401 Edgewater Place, Suite 200

Wakefield, Massachusetts 01880

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020

The following Notice of Postponement and Change of Location relates to the proxy statement (the “Proxy Statement”) of Franklin Street Properties Corp., a Maryland corporation (the “Company”, “FSP”, “our” or “we”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for exercise at the Annual Meeting of Stockholders (the “Annual Meeting”), which has been postponed until Thursday, May 28, 2020 at 11:00 a.m., Eastern Time.  This Supplement is being filed with the United States Securities and Exchange Commission and is being made available to stockholders on or about May 11, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF POSTPONEMENT AND CHANGE IN LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2020

To the Stockholders of Franklin Street Properties Corp.:

Due to the continuing public health impact of the novel coronavirus (COVID-19) pandemic, on April 28, 2020, Massachusetts Governor Charlie Baker extended his previous order requiring the closure of all non-essential businesses in the Commonwealth of Massachusetts from May 4, 2020 to May 18, 2020.  In consideration of the Governor’s April 28, 2020 order extending the closure of all non-essential businesses to May 18, 2020 and to support the health and well-being of our stockholders, directors, employees and the greater community, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of the Company has been changed to a virtual-only meeting format and the date of the Annual Meeting has been postponed to Thursday, May 28, 2020 at 11:00 a.m., Eastern Time.  Stockholders will be able to participate, ask questions and vote at the Annual Meeting.  In addition, a representative of the Company’s auditor, Ernst & Young LLP, will also attend the virtual Annual Meeting and will be available to answer questions at that time.  The Company expects to resume in-person stockholder meetings next year.

Stockholders as of the close of business on March 2, 2020, the record date for the Annual Meeting, who wish to attend the Annual Meeting must register by 11:59 p.m., Eastern Time, on May 25, 2020 at:  http://viewproxy.com/franklinstprop/2020/ .

Please refer to the 2020 Annual Meeting FAQs on the registration page for further registration instructions and technical support.

Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting. Eligible participants who have difficulty accessing the virtual meeting or the Meeting Registration Website may call the technical support number provided.

Whether or not you plan to attend the Annual Meeting, we urge you to authorize your proxy to vote in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.  The proxy card or voting instruction form included in any hard copies of the proxy materials will not be updated to reflect the postponement and change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors:

SCOTT H. CARTER

Executive Vice President, General Counsel and Secretary

May 11, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2020.  The Proxy Statement and 2019 Annual Report to Stockholders are available electronically at www.proxyvote.com

Forward-Looking Statements

Statements made in this Notice that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Notice may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.